                                                                   EXHIBIT 10.34
                                      LEASE AGREEMENT

          THIS LEASE AGREEMENT is made this 20th day of March, 2000, between ARE-2425/2400/2450 Garcia Bayshore LLC, a Delaware limited liability company ("Landlord"), and EQUINIX, INC., a Delaware corporation (`Tenant").

Address:       2425 Garcia Avenue, Mountain View, California

Premises:      That portion of the Project, containing approximately 13,700 rentable square feet, as determined by Landlord, as shown on Exhibit A, and being 100% of the rentable square footage of the building located at 2425 Garcia Avenue, Mountain View, California
               ("Building").

Project: The real property on which the building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:                    $3.85/rentable square     Rentable Area of Premises:    13,700 sq. ft.
                              foot/month

Rentable Area of              98,964 sq. ft.            Tenant's Share of Operating   100%
Project:                                                Expenses:

Building's Share of the       13.84%                    Security Deposit:             None.
Project:

Target Delivery Date:         May 1, 2000


Rent Adjustment Percentage:             CPI Adjustment Percentage (as defined in
                                        Section 4) but not less than 3% nor
                                        more than 5% annually.

Base Term:                              Commencing on the Delivery Date and
                                        continuing until April 30, 2007

Permitted Use:                          Office and related uses consistent with
                                        the character of the Building

Address for Rent Payment:               Landlord's Notice Address:

135 N. Los Robles Avenue,               135 N. Los Robles Avenue, Suite 250
Suite 250 Pasadena, CA 91101            Pasadena, CA 91101
Attention: Accounts Receivable          Attention: General Counsel

Tenant's Notice Address:
901 Marshall Street

Redwood City, CA 94063
Attention: Mr. Philip Koen

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X] EXHIBIT A - PREMISES DESCRIPTION              [X] EXHIBIT B - DESCRIPTION OF PROJECT
[X] EXHIBIT C - WORK LETTER                       [X] EXHIBIT D - DELIVERY DATE
[X] EXHIBIT E - RULES AND REGULATIONS             [X] EXHIBIT F - TENANT'S PERSONAL PROPERTY
[X] EXHIBIT G - ESTOPPEL CERTIFICATE              [X] EXHIBIT H - NONDISTURBANCE AGREEMENT

          1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the "Common Areas." Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant's use of the Premises for the Permitted Use.

          2. Delivery; Acceptance of Premises; Delivery Date. Landlord shall use reasonable efforts to make the Premises available to Tenant for Tenant's Work under the Work Letter on the Target Delivery Date ("Delivery" or "Deliver"); provided that Tenant may not enter the Premises unless and until Tenant has delivered to Landlord evidence of the insurance required hereby and by the Work Letter. If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 60 days of the Target Delivery Date for any reason other than Force Majeure delays, this Lease shall be voidable by Tenant by written notice to Landlord, and if so voided: (a) so long as Tenant is not in default hereunder, the Security Deposit shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the term "Force Majeure" shall have the meaning set forth for such terms in Section 34. If Tenant does not elect to void this Lease within 5 business days of the lapse of such 60 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect. Nothing herein shall in any way limit Landlord's right to terminate this Lease pursuant to Sections 18 or 19 hereof.

          The "Delivery Date" shall be the date Landlord Delivers the Premises to Tenant Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Delivery Date and the expiration date of the Term when such are established in the form attached to this Lease as Exhibit D; provided, however, Tenant's failure to execute and deliver such acknowledgment shall not affect Landlord's rights hereunder. The "Term" of this Lease shall be the Base Term and any Extension Terms which Tenant may elect pursuant to Section 40 hereof.

          Except as set forth in the Work Letter and Section 7 regarding Landlord's obligations with respect to the compliance of the Premises with Legal Requirements as of the Delivery Date, if applicable: (i) Tenant shall accept the Premises in their condition as of the Delivery Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions; (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant's taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the Delivery Date shall be subject to all of the terms and conditions of this Lease.

          Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of any or all of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant's representations, warranties, acknowledgments and agreements contained herein.

          3.   Rent.

               (a) Base Rent. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated and paid on the basis of a 30 day month. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent due hereunder except for any abatement as may be expressly provided in this Lease. Notwithstanding anything herein to the contrary, so long as Tenant is not in Default, Base Rent shall not be due or payable until August 1, 2000; provided, however, that if the Premises are not available for Delivery (whether or not this Lease has then been executed) on May 1, 2000, Base Rent shall not be due until August 1, 2000, plus the number of days from May 1, 2000, until the date the Premises are ready for Delivery to Tenant.

               (b) Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent"): (i) Tenant's Share of "Operating Expenses," and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

          4.   Base Rent Adjustments.

               (a) Additional Tenant Improvement Allowance. For every dollar, or portion thereof, of the Additional Tenant Improvement Allowance (as defined in the Work

Letter) disbursed by Landlord as provided in the Work Letter, Base Rent shall increase by 0.018 per rentable square foot per month.


               (b) CPI Adjustment Percentage. Base Rent shall be increased on each annual anniversary of the first day of the first full month during the Term of this Lease by multiplying the Base Rent payable immediately before such adjustment by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such adjustment. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated. "CPI Adjustment Percentage" means a fraction, stated as a percentage, the numerator of which shall be the Index for the calendar month 3 months before the month in which the Base Rent adjustment is to be made, and the denominator of which shall be the Index for the calendar month 3 months before the last Base Rent adjustment or, if no prior Base Rent adjustment has been made, 3 months before the first day of the first full month during the Term of this Lease. Landlord shall give Tenant written notice indicating the Base Rent, as adjusted pursuant to this Section, and the method of computation, and Tenant shall pay to Landlord an amount equal to any underpayment of Base Rent by Tenant within fifteen days of Landlord's notice to Tenant. "Index" means the "Consumer Price Index-All Urban Consumers-San Francisco Metropolitan Area" compiled by the U.S. Department of Labor, Bureau of Labor Statistics, (1982-84 = 100). If a substantial change is made in the Index, the revised Index shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the revised Index comparable to the prior Index. If the Bureau of Labor Statistics ceases to publish the Index, then the successor or most nearly comparable index, as reasonably determined by Landlord, shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the new index comparable to the Index.

          5. Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the "Annual Estimate"), which may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as reasonably estimated by Landlord from time to time, of Tenant's Share of Operating Expenses. Payments for any fractional calendar month shall be prorated.

          The term "Operating Expenses" means all costs and expenses of any kind or description whatsoever incurred or accrued by Landlord with respect to the Building (including the Building's Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or any other building located in the Project) (including Taxes, reasonable reserves consistent with good business practice for future repairs and replacements, capital repairs and improvements amortized over the lesser of 7 years and the useful life of such capital items (provided that any replacement roof shall be amortized over 10 years) end only the portion of the costs so amortized during the Term of the Lease shall be included in Operating Expenses, and the costs of Landlord's third party property manager or, if there is no third party property manager, administration rent in the amount of 3.0% of Base Rent), excluding only:


               (a) the original design and construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

               (b) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for specific tenants within their premises and costs of correcting defects in such work;

               (c)  capital expenditures for expansion of the Project;

               (d) interest, financing costs, principal and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease;

               (e) depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses);

               (f) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring tenants for the Project, including any leasing office maintained in the Project;

               (g) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

               (h) costs of utilities (other than for Common Areas exterior to other buildings in the Project);

               (i) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project;

               (j) legal and other expenses incurred in the negotiation or enforcement of leases or in the enforcement of Landlord's title or interest in the Project or any part thereof;

               (k) costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity;

               (l) costs (including attorneys' fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes pertaining to Landlord, but not the Project, or from Landlord's failure to make any payment required to be made by Landlord hereunder before delinquency;

               (m) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement;

               (n) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payment and/or to file any tax or informational returns when due;

               (o) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

               (p) costs arising from Landlord's charitable or political contributions or fine art maintained at the Project;

               (q) costs to be reimbursed by other tenants of the Project, whether or not actually paid;

               (r) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefore by Landlord;

               (s)  costs incurred in the sale or refinancing of the Project;

               (t) net income, franchise, capital stock, estate or inheritance taxes;

               (u) costs incurred by reason of the remediation or other environmental response regarding any contamination of the Premises or the Project or soils or groundwater thereunder, by Hazardous Materials, except to the extent such contamination first originates during the Term as the result of a breach by Tenant of its obligations under Section 30; and

               (v) any deductible on a Landlord insurance policy to the extent exceeding $25,000, or, in the case of a claim for earthquake damage, 5% of the value of the Building.

          Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an "Annual Statement") showing in reasonable detail: (a) the total and Tenant's Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant's payments in respect of Operating Expenses for such year. If Tenant's Share of actual Operating Expenses for such year exceeds Tenant's payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days of Landlord's delivery of the Annual Statement. If Tenant's payments of Operating Expenses for such year exceed Tenant's Share of actual Operating Expenses for such year Landlord shall, in its sole and absolute discretion, either: (i) credit the excess amount to the next succeeding installments of Operating Expenses due hereunder, or (ii) pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after expiration, or earlier termination of the Term, Landlord shall pay the excess to Tenant within such 30 day period, after deducting all other amounts due Landlord.

          The Annual Statement shall be final and binding upon Tenant unless Tenant, within 30 days after Tenant's receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 30 day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord's statement of Tenant's Share of Operating Expenses, Landlord will provide Tenant with access to Landlord's books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant's questions. If after Tenant's review of such information, Landlord and Tenant cannot agree upon the amount of Tenant's Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected from among the largest in the United States, hired by Tenant (at Tenant's sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review Landlord's books and records relating to the operation of the Project and such other information relating to the operation of the Project for the year in question (the "Independent Review"). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that Tenant's pro rata share of the Operating Expenses actually paid by Tenant for the calendar year in question exceeded Tenant's obligations for such calendar year, Landlord shall at Landlord's option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after expiration or earlier termination of the Term, Landlord shall pay the excess to Tenant within such 30 day period, after deducting all other amounts due Landlord. If the Independent Review shows that Tenant's payments of Tenant's Share of Operating Expenses for such calendar year were less than Tenant's obligation for the calendar year, Tenant shall pay the deficiency to the Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid Tenant's pro rata share of Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant's obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95% occupied on average during any year of the Term, Tenant's Share of Operating Expenses for such year shall be computed as though the Project had been 95% occupied on average during such year.

          "Tenant's Share" shall be the percentage set forth on the first page of this Lease as Tenant's Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant's Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant's Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as "Rent."

          6.   Security Deposit.  Intentionally omitted.

          7. Use. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and the use and occupancy thereof (collectively, "Legal Requirements"). Tenant shall, upon 5 days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of any Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant's failure to comply with the provisions of this Section or otherwise caused by Tenant's use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant's Share as usually furnished for the Permitted Use.

          Landlord shall be responsible for the compliance of the Project with Legal Requirements, including the Americans With Disabilities Act, 42 U.S.C. (S) 12101, et seq. (together with regulations promulgated pursuant thereto, "ADA"), as of the Delivery Date (in its then condition and before any work to be undertaken by Tenant pursuant to the Work Letter). Tenant, at its sole expense, shall make any alterations or modifications, to the interior or the exterior of the Premises or the Project, that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to the performance of Tenant's work under the Work Letter and/or Tenant's use or occupancy of the Premises. Notwithstanding any other provision herein to the contrary, but subject to Landlord's obligations as of the Delivery Date of the Lease, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees, charges and disbursements and costs of suit) (collectively, "Claims") arising out of or in connection with any failure of the Premises, or the Project to the extent related to Tenant's use or occupancy of the Premises, to comply with any Legal Requirement from and after the Delivery Date, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises, or the Project to the extent related to Tenant's use or occupancy of the Premises, to comply with any Legal Requirement from and after the Delivery Date.

          8. Holding Over. If, with Landlord's express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord's sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 200% of the Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant's holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in a renewal or reinstatement of this Lease.

          9. Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, assessments and governmental charges of any kind (collectively referred to as "Taxes") imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, "Governmental Authority") during the Term, including, without limitation all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord's business of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord's determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

          10. Parking. Tenant shall have the right to park in common with other tenants of the Project (in proportion to the rentable square feet in the Premises and the aggregate rentable square feet in the Project) in those areas designated for non-reserved parking subject in each case to Landlord's rules and regulations. The amount of such parking provided by Landlord to Tenant will be in compliance with applicable codes as of the Delivery Date. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded, or not in compliance with Governmental Authority. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties, including other tenants of the Project. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties, including other tenants of the Project.

          11. Utilities, Services. Landlord shall pay, as Operating Expenses, for all water, electricity, gas, telephone, sewer, and other utilities, refuse and trash collection and landscaping and janitorial services (collectively, "Utilities") used in the Common Areas of the Project, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any governmental entity or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services (including janitorial services) which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord's willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer to normal restroom, lunchroom and office use.

          12. Alterations and Tenant's Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to building systems (as hereinafter defined) ("Alterations") shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld, but which may be given or withheld in Landlord's sole discretion if any such Alteration affects the structure or building systems. Tenant may construct nonstructural Alterations in the Premises without Landlord's prior approval if the aggregate cost of all such work in any 12 month period does not exceed $50,000 (a "Notice-Only Alteration"), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than

15 business days in advance of any proposed construction. If Landlord approves any Alterations requiring Landlord's approval, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord's reasonable discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. In connection with any Alteration where the total cost of such Alteration equals or exceeds $50,000.00 in a 12 month period (excluding the initial improvements to be installed by Tenant in preparing the Premises for its occupancy), Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 3% of all charges incurred by Tenant or its contractors or agents to cover Landlord's overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any extra expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

          Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alteration work free and clear of liens, and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) as built plans for any such Alteration.

          Other than (i) the items, if any, listed on Exhibit F attached hereto and, (ii) any items reasonably agreed by Landlord in writing to be included on Exhibit F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not paid for out of the TI Fund (as defined in the Work Letter) which may tie removed without material damage to the Premises, which damage shall be repaired by Tenant during the Term (the items in clauses (i) through (iii) are collectively referred to herein as "Tenant's Property"), all property of any kind paid for with the TI Fund, all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises (collectively, "Installations") shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term. Installations shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of Installations is requested or at the time it receives notice of a

Notice-Only Alteration, notify Tenant if it has elected to cause Tenant to remove such Installation upon or prior to the expiration or earlier termination of this Lease. If Landlord so elects (other than with respect to Tenant Improvements made under the Work Letter), Tenant shall remove any such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant's Property which was plumbed, wired or otherwise connected to any of the building systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

          13. Landlord's Repairs. Landlord, as an Operating Expense, shall maintain all of the structural, exterior, roof, parking and other Common Areas of the Project as well as the plumbing, fire sprinkler and electrical building systems serving the Premises and other portions of the Project ("Landlord Building Systems"), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents, servants, employees, invitees and contractors excluded. Losses and damages caused by Tenant, its agents, servants, employees, invitees and contractors shall be repaired by Landlord, to the extent not covered by insurance, at Tenant's sole cost and expense. Landlord reserves the right to stop Utilities when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements to common area improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Utilities during any such period of interruption; provided, however, that Landlord shall give Tenant 24 hours advance notice of any planned stoppage of Utilities for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section after which Landlord shall have a reasonable opportunity to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant's written notice of the need for such repairs or maintenance. Tenant waives it rights under any state or local law to terminate this Lease or to make such repairs at Landlord's expense and agrees that the parties' respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

          14. Tenant's Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, HVAC, elevators, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacements may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such default within 30 days of Landlord's notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after written demand therefor; provided, however, that if such default by Tenant creates or could create an emergency, Landlord may immediately commence cure of such default and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

          15. Mechanic's Liens. Tenant shall discharge, by bond or otherwise, any mechanic's lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant's sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

          16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or gross negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

          17. Insurance. Landlord shall maintain all insurance against any peril generally included within the classification "Fire and Extended Coverage," sprinkler damage (if applicable), vandalism and malicious mischief covering the full replacement cost of the Project. Landlord shall further carry commercial general liability insurance with a single loss limit of not less than $2,000,000 for death or bodily injury, or property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workmen's compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer's cost calculations).

          Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for death or bodily injury and not less than $1,000,000 for property damage with respect to the Premises. The commercial general liability insurance policies shall name Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, "Related Parties"), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A-and financial category rating of at least Class X in "Best's Insurance Guide"; shall not be cancelable unless 30 days prior written notice shall have been given to Landlord from the insuror; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant's policy may be a "blanket policy" which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 10 days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and at its cost to be paid as Additional Rent.

          In each instance where insurance is to name Landlord as additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

          The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective Related Parties, in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other's insurer.

          Landlord may require insurance policy limits to be raised to conform with requirements of Landlord's lender and/or to bring coverage limits to levels then being required of new tenants within the Project.

          18. Restoration. If at any time during the Term the Project or the Premises are damaged by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable. If the restoration time is estimated to exceed 8 months, Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction. Unless Landlord elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any governmental or quasi-governmental agency having jurisdiction over the Premises, including with respect to the use, storage, release or removal of Hazardous Materials in, on or about the Premises (collectively referred to herein as "Use Clearances"); provided, however, that if repair or restoration of the Premises is not Substantially Complete as of the end of 8 months from the date of damage or destruction, Landlord may, in its sole and absolute discretion, elect not to proceed with such-repair and restoration, or Tenant may, in its sole and absolute discretion, elect to terminate this Lease by written notice delivered within 5 business days of the expiration of such 8 month period, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Use Clearances are obtained.

          Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or to obtain Use Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, Landlord may terminate this Lease upon 60 days prior written notice if the Premises are damaged during the last 12 months of the Term and Landlord reasonably estimates that it will take more than one month to repair such damage, or if insurance proceeds are not available for such restoration.

          Rent shall be abated from the date all required Use Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant in the manner in which the damaged portion of the Premises were used by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is reasonably suitable in Tenant's judgment for the temporary conduct of Tenant's business. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

          The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing this Section 18 sets forth their entire understanding and agreement with respect to such matters.

          19. Condemnation. If any part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would in Landlord's judgment either prevent or materially interfere with Tenant's use of the Premises or materially interfere with or impair Landlord's ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial taking and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

          20. Events of Default. Each of the following events shall be a default ("Default") by Tenant under this Lease:

               (a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to any notice required by law.

               (b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 10 days before the expiration of the current coverage.

               (c)  Abandonment.  Tenant shall abandon the Premises.

               (d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant's interest in this Lease or the Premises except as expressly permitted herein, or Tenant's interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

               (e) Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after Tenant has knowledge that any such lien has been filed against the Premises.

               (f) Insolvency Events. Tenant or any guarantor or surety of Tenant's obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "Proceeding for Relief"); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

               (g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

               (h) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this
Section 20, and except as otherwise expressly provided herein, such failure shall continue for a period of 10 days after written notice thereof from Landlord to Tenant.

Any notice given under Sections 20 (g) or (h) hereof, shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant's default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 10 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 10 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 120 days from the date of Landlord's notice.

          21.  Landlord's Remedies.

               (a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the "Default Rate"), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant's Default hereunder.


               (b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

               (c) Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

                    (i) Terminate this Lease, or at Landlord's option, Tenant's right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

                    (ii) Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

                         (A)  The worth at the time of award of any unpaid rent
which has been earned at the time of such termination; plus

                         (B)  The worth at the time of award of the amount by
which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                         (C)  The worth at the time of award of the amount by
which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                         (D)  Any other amount necessary to compensate Landlord
for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                         (E)  At Landlord's election, such other amounts in
addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii) (A) and
(B), above, the "worth at the time of award" shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus [1]%.

                  (iii) Landlord may continue this Lease in effect after Tenant's Default and recover rent as it becomes due. Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

                  (iv) Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. Upon Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

             (d) Effect of Exercise: Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant's Default.

               22.  Assignment and Subletting.

                    (a) General Prohibition. Without Landlord's prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests of which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 50% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were, not owners of shares of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

                    (b) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice") containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used or stored in the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant or refuse such consent, in its sole discretion with respect to a proposed assignment, hypothecation or other transfer or subletting of more than (together with all other then effective subleases) 50% of the Premises, or grant or refuse such consent, in its reasonable discretion with respect to a proposed subletting of up to (together with all other then effective subleases) 50% of the Premises (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), or (ii) terminate this Lease with respect to the space described in the Assignment

     Notice, as of the Assignment Date (an "Assignment Termination"). If Landlord elects an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord's notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease shall be deemed to be Landlord's consent to the proposed assignment, sublease or other transfer. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice. Notwithstanding the foregoing, (i) Landlord's consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment, and (ii)Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord but without obtaining Landlord's prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of the Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case maybe, is for a good business purpose and not principally for the purpose of transferring the Lease, and
     (ii) the net worth (as determined in accordance with GAAP) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the Effective Date, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (either (i) or (ii), a "Permitted Assignment").

               (c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord's consent is required, Landlord may require:

                    (i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

                    (ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use or store in the Premises together with copies of all documents relating to the handling, storage, disposal and emission of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

                    (d) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant's other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, (excluding however, any Rent payable under this Section), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such excess rental and other excess consideration within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any such subletting and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

                    (e) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

              23. Estoppel Certificate. Tenant shall within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit G with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall, at the option of Landlord and subject to Section 20(g) hereof, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

               24. Quiet Enjoyment. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

               25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

               26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

               27. Subordination. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any Mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however, that so long as there is no Default hereunder, Tenant's right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver a Subordination, Non-disturbance and Attornment Agreement in the form attached hereto as Exhibit H, or such other instruments, confirming such subordination and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant's quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term "Mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "Holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

                    28. Surrender. Upon expiration of the Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations permitted by Landlord or this Lease to remain in the Premises, free of Hazardous Materials brought upon, kept or used in or about the Premises by any person other than Landlord, its agents, employees, contractors or invitees, released of all Use Clearances, and broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to, or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord's election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant's Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

                    29. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

                    30. Environmental Requirements.

                        (a) Prohibition/Compliance. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes or contained in products used for fire suppression, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or the Project or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises or the Project without Landlord's prior written consent which may be withheld in Landlord's sole discretion. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the

     "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

                    (b) Indemnity. Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises or any portion of the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space in the Premises or the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of Tenant's breach of its obligations pursuant to Section 30(a). This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises which arise during or after the Lease term as a result of Tenant's breach of its obligations pursuant to Section 30(a). Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property, caused or permitted by Tenant results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable law as are necessary to return the Premises, the Project or any adjacent property, to the condition existing prior to the time of such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.

                    (c) Landlord's Tests. Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Section 30, or the environmental condition of the Premises or the Project. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

                    (d) Tenant's Obligations. Tenant's obligations under this
     Article 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials and the release and termination of any licenses or permits restricting the use of the Premises, Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord's sole discretion, which Rent shall be prorated daily.

                    (e) Landlord's AOM Plan. Landlord shall prepare and deliver to Tenant, within 30 days of the date hereof, an Asbestos Operation and Maintenance Plan with respect to the non-friable asbestos present in the floor tile mastic in the Premises.

               31. Tenant's Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless Landlord has failed to pay a sum of money when due, in which case Landlord shall have 10 days in which to effect a cure by paying such sum, or unless the performance of Landlord's obligations will, due to the nature of the obligations, require a period of time in excess of 30 days, in which case Landlord shall have such period of time as is reasonably necessary to effect a cure). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such beneficiary, Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder.

               All obligations of Landlord under this Lease will be binding upon Landlord only with respect to the obligations accruing during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner's ownership; including, without limitation, such new owner's obligation to provide Tenant with peaceful and quiet enjoyment of the Premises as provided in
     Section 24.

               32.  Inspection and Access. Subject to the provisions of this
     Section 32, Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term; to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant's use or occupancy of the Premises for the Permitted use. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord's access rights hereunder. The names and employers of persons entering the Premises on behalf of Landlord in a non-emergency shall be disclosed to Tenant not less than 48 hours in advance in advance of any such inspection.

               33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant's officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

               34. Force Majeure. Neither Landlord nor Tenant shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, weather, natural disasters, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord or Tenant ("Force Majeure"). Notwithstanding the foregoing, in no event shall Tenant's inability to pay Rent or to meet its financial obligations hereunder be deemed to be a cause beyond its control.

               35. Brokers, Entire Agreement, Amendment. Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively, "Broker) in connection with this transaction and that no Broker brought about this transaction, other than Cooper/Brady Partnership (dba CRESA Partners). Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any other Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

               36. Limitation on Landlord's Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT'S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR

     ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD'S INTEREST IN THE PROJECT (INCLUDING NET PROCEEDS OF SALE THEREOF), AND IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD'S OFFICERS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD'S OFFICERS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT'S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

               37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

               38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blind, shades or screens other than Landlord's standard window coverings,
     (iii) coat or otherwise sunscreen the interior or exterior of any windows,
     (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises; provided, however, that subject to Landlord's reasonable approval and all Legal Requirements, Tenant shall have the right to erect signs reflecting Tenant's name on the Premises and on the Project signs designated by Landlord for the use of tenants.

               39.  Miscellaneous.

                    (a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

                    (b) Joint and Several Liability. If and when included within the term "Tenant," as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

                    (c) Financial Information. Tenant shall furnish Landlord with true and complete copies of (i) Tenant's most recent audited annual financial statements within 90 days of the end of each of Tenant's fiscal years during the Term, (ii) Tenant's most recent unaudited quarterly financial statements within 60 days of the end of each of Tenant's first three fiscal quarters of each of Tenant's fiscal year during the Term,
     (iii) at Landlord's request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information, belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders; provided, however, that with respect to the items described in clause (iii) above, Tenant may refuse to disclose any information which it in good faith believes to be a trade secret or which it may not lawfully disclose at such time.

                    (d) Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

                    (e) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

                    (f) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

                    (g) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

                    (h) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

                    (i) Time. Time is of the essence as to the performance of Landlord's and Tenant's obligations under this Lease.

                    (j) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

                    (k) Confidentiality. Except as required by applicable law or court order, Landlord and Tenant shall not distribute this Lease or disclose any of the terms hereof to any third party other than their respective insurers, banks and other financing sources, prospective purchasers or investors, prospective assignees or subtenants, officers, directors, employees and consultants ("Permitted Parties"). Landlord and Tenant shall inform their respective Permitted Parties of this confidentiality provision and shall be liable to the other party hereto for any breach of this confidentiality provision by such Permitted Parties.

               IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                 TENANT:

                                 EQUINIX, INC.,
                                 a Delaware corporation

                                 By:________________________________
                                 Its:  Chief Financial Officer

                                 LANDLORD:

                                 ARE-2425/2400/2450 Garcia Bayshore, LLC, a
                                 Delaware limited liability company

                                 By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a
                                 Delaware limited partnership, sole member

                                 By: ARE-QRS CORP., a Maryland corporation,
                                 general partner

                                 By:  ______________________________________
                                 Its: Lynn Anne Shapiro, General Counsel

                                                                               .
                              EXHIBIT A TO LEASE


                            DESCRIPTION OF PREMISES
                            -----------------------

                                   EXHIBIT B

                             DESCRIPTION OF PROJECT
                             ----------------------

The land upon which the Project is situated is locate in the City of Mountain View, County of Santa Clara, State of California, described as follows:

All of Parcel 3, as shown upon that certain Map entitled "Parcel Map being a portion of Rancho De San Francisquito", which Map was filed for Record in the Office of the Recorder of the County of Santa Clara, State of California, on March 23, 1981, in Book 481 of Maps, at Pages 27 and 28.

[The foregoing legal description does not include any easements that may be appurtenant to either the fee interest or the leasehold interest in such real property]

The Project is depicted on the attached site map; the Premises are those areas that have been cross-hatched.

                                   EXHIBIT B

                             DESCRIPTION OF PROJECT
                             ----------------------

                               EXHIBIT C TO LEASE

                                  WORK LETTER
                                  -----------

          THIS WORK LETTER dated March 20, 2000 (this "Work Letter") is made and entered into by and between ARE-2425/2400/2450 Garcia Bayshore, LLC, a Delaware limited liability company ("Landlord"), and Equinix, Inc., a Delaware corporation ("Tenant"), and is attached to and made a part of the Lease dated March 20, 2000 (the "Lease"), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

          1.   General Requirements

               (a) Tenant's Authorized Representative. Tenant designates Kathleen Fotes and Nancy Escano (either such individual acting alone, "Tenant's Representative") as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication ("Communication") from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant's Representative. Tenant may change Tenant's Representatives at any time upon not less than 5 business days advance written notice to Landlord. No period set forth herein for any approval of any matter by Tenant's Representative shall be extended by reason of any change in Tenant's Representative.

               (b) Landlord's Authorized Representative. Landlord designates Vin Ciruzzi and Radika Ratna (either such individual acting alone, "Landlord's Representative") as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord's Representative. Landlord may change Landlord's Representatives at any time upon not less than 5 business days advance written notice to Tenant. No period set forth herein for any approval of any matter by Landlord's Representative shall be extended by reason of any change in Landlord's Representative. Neither Landlord nor Landlord's Representative shall be authorized to direct Tenant's contractors in the performance of Tenant's Work (as hereinafter defined).

               (c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that the architect (the "TI Architect") for the Tenant Improvements, the general contractor and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

               (d) Development Schedule. The proposed schedule for design and development of Tenant's Improvements (as defined below), including without limitation the time periods for delivery of construction documents and performance, shall be generally in accordance with the Development Schedule attached hereto as Schedule A, subject to such changes as Tenant shall reasonably require or as provided in this Work Letter (the "Development Schedule").

          2.   Tenant Improvements.

               (a) Tenant Improvements Defined. As used herein, "Tenant Improvements" shall mean all improvements to the Premises desired by Tenant of a fixed and permanent nature. Other than funding the TI Allowance (as defined below) as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant's use and occupancy.

               (b) Tenant's Space Plans. Tenant shall deliver to Landlord schematic drawings and outline specifications (the "TI Design Drawings") detailing Tenant's requirements for the Tenant Improvements within 15 business days of the date of Delivery of the Premises to Tenant. As promptly as reasonably possible, but in no event more than 5 business days thereafter, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the TI Architect with regard to the TI Design Drawings. Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval thereafter. Such process shall continue until Landlord has approved the TI Design Drawings.


               (c) Working Drawings. Following the approval of the TI Design Drawings by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements ("TI Construction Drawings"), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant's requirements for the Tenant Improvements. Landlord shall deliver its written comments on the TI Construction Drawings to Tenant as promptly as reasonably possible, but in no event more than 5 business days after Landlord's receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the TI Design Drawings. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 2(d) below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit and except as provided in Section 4.

               (d) Approval and Completion. Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 5 business days after notice of such dispute is delivered by one party to the other, Tenant shall make the final decision regarding the design of the Tenant Improvements, provided Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord's and Tenant's positions with respect to such dispute, provided further that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund, as defined in Section 5(d) below. Any changes to the TI Construction Drawings following Landlord's and Tenant's approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

          3.   Performance of Tenant's Work

               (a) Definition of Tenant's Work. As used herein, "Tenant's Work" shall mean the work of constructing the Tenant Improvements.

               (b) Commencement and Permitting of Tenant's Work. Tenant shall commence construction of the Tenant Improvements upon obtaining a building permit (the "TI Permit") authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord. The cost of obtaining the TI Permit shall be payable from the TI Fund. Landlord shall assist Tenant in obtaining the TI Permit.

               (c) Restrictions on Demolition of Existing Facilities. The parties acknowledge that the Premises are currently designed for use as a laboratory facility. The Tenant's Work will convert the Premises into commercial office use. Prior to commencement of demolition of the current fixtures and equipment in place in the Premises (the "Existing Facilities"), Tenant shall obtain Landlord's consent, identifying any part of the Existing Facilities Tenant intends to demolish or remove. Landlord shall have a reasonable opportunity to remove, at Landlord's expense, the Existing Facilities prior to the commencement of Tenant's Work, provided that Landlord's removal of the Existing Facilities does not unreasonably interfere with or delay Tenant's Work.

               (d) Selection of Materials, Etc. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant's reasonable discretion.

          4. Changes. Any changes (other than Minor Variations) requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

               (a) Tenant's Right to Request Changes. If Tenant shall request changes ("Changes"), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a "Change Request"), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant's Representative. Landlord shall review and approve or disapprove such Change Request as soon as reasonably possible, but in any event within 5 business days thereafter, provided that Landlord's approval shall not be unreasonably withheld, conditioned or delayed.

               (b) Implementation of Changes. If Landlord approves such Change, Tenant may cause the approved Change to be instituted.

          5.   Costs

               (a) Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or which will be incurred, in connection with the design and construction of Tenant's Work (the "Budget"). The Budget shall be based upon the TI Construction Drawings approved by Landlord and shall include a payment to Landlord, of administrative rent ("Administrative Rent") equal to 5.0% of the TI Costs (as hereinafter defined) for monitoring and inspecting the construction of Tenant's Work, which sum shall be payable from the TI Fund. Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant's Improvements, and shall be payable out of the TI Fund.

               (b) TI Allowance. Landlord shall provide to Tenant tenant improvement allowances (collectively, the "TI Allowance") as follows:

                    (i) a "Tenant Improvement Allowance" in the maximum amount of $20.00 per rentable square foot in the Premises which is included in the Base Rent set forth in the Lease; and

                    (ii) an "Additional Tenant Improvement Allowance" in the maximum amount of $5.00 per rentable square foot in the Premises which shall, if and to the extent used, result in adjustments to the Base Rent as set forth in the Lease.

Before commencing any Tenant's Work, Tenant shall notify Landlord in writing how much Additional Tenant Improvement Allowance, if any, Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord's consent, which may granted or withheld in Landlord's sole and absolute discretion. The TI Allowance shall be disbursed in accordance with this Work Letter.

               (c) Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of design and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of preparing the TI Design Drawings and the TI Construction Drawings, all costs set forth in the Budget, including data and telecommunications cabling, Landlord's Administrative Rent and the cost of Changes (collectively, "TI Costs"). Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-building system materials or equipment.

               (d) Excess TI Costs. It is understood and agreed that Landlord is under no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. The funds required to be paid by Tenant for Tenant's Work, together with the remaining TI Allowance, is herein referred to as the "TI Fund". Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance.

               (e) Payment for TI Costs. Landlord shall disburse the TI Allowance once a month against a draw request providing the information described in Schedule B, attached hereto, to the extent of Landlord's approval thereof for payment, no later than 30 days following receipt of such draw request.

          6.   Miscellaneous

               (a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

               (b) Modification. No modification, waiver or amendment of this Work Agreement or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

               (c) Counterparts. This Work Letter may be executed in any number of counterparts but all counterparts taken together shall constitute a single document.

               (d) Governing Law. This Work Letter shall be governed by, construed and enforced in accordance with the internal laws of the state in which the Premises are located, without regard to choice of law principles of such State.

               (e) Time of the Essence. Time is of the essence of this Work Agreement and of each and all provisions thereof.

               (f) Default. Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall not have any obligation to perform any work hereunder or to fund any portion of the TI Fund during any period Tenant is in Default under the Lease:

               (g) Severability. If any term or provision of this Work Letter is declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.

               (h) Merger. All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Landlord's Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

               (i) Entire Agreement. This Work Letter is made as a part of and pursuant to the Lease and, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Lease.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

                                 TENANT:

                                 EQUINIX, INC.,
                                 a Delaware corporation

                                 By:   ______________________________________
                                 Its:  Chief Financial Officer

                                 LANDLORD:

                                 ARE-2425/2400/2450 Bayshore, LLC, a Delaware limited liability company

                                 By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a
                                 Delaware limited partnership, sole member

                                 By: ARE-QRS CORP., a Maryland corporation,
                                 general partner

                                 By:   ______________________________________
                                 Its:  Lynn Anne Shapiro, General Counsel

                           SCHEDULE A TO WORK LETTER

                              DEVELOPMENT SCHEDULE
                              --------------------

                                 Event                                        Date
                                 -----                                        ----
Execution of lease                                                           3/20/00
Naming of Tenant's Representatives                                           3/20/00
Delivery of space plans for TI Design Drawings pursuant to Section 2(b)      5/15/00
 of the Work Letter
Delivery of Preliminary TI Plans for pursuant to Section 2(c) of the         5/15/00
 Work Letter
Delivery of TI Construction Drawings pursuant to Section 2(d) of the         6/12/00
 Work Letter
Commence construction of Tenant Improvements                                 7/5/00
Substantial Completion of Tenant Improvements                                9/15/00
Issuance of Temporary Certificate of Occupancy                               9/20/00

                           SCHEDULE B TO WORK LETTER

          1. Before any work is begun, Landlord shall have received a fully executed copy of the construction contract for the Tenant Improvements and a certificate of insurance complying with the terms of the Lease including with respect to the construction of the Tenant Improvements.

          2. For each progress payment AIA Forms G702 and G703(a), together with Civil Code Section 3262 conditional lien waivers and lien releases for any work done and previously paid for, invoices, inspection reports and such other relevant documents as Landlord may reasonably require.

          3. For the final draw, an AIA Form G704 Certificate of Substantial Completion executed by both the TI Architect and the TI contractor, together with final lien releases, final inspection reports, a certificate of occupancy for the Premises and such other matters as Landlord may reasonably require.

                              EXHIBIT D TO LEASE

                        ACKNOWLEDGMENT OF DELIVERY DATE

          This ACKNOWLEDGMENT OF DELIVERY DATE is made this day of __, 2000, between ARE-2425/2400/2450 Garcia Bayshore, LLC, a Delaware limited liability company ("Landlord"), and Equinix, Inc., a Delaware corporation ("Tenant"), and is attached to and made a part of the Lease dated January 28, 2000 (the "Lease"), by and between Landlord
 -----
and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

          Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Delivery Date of the Base Term of the Lease is _________, 2000, and the termination date of the Base Term of the Lease shall be midnight on __________________.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF DELIVERY DATE to be effective on the date first above written.

                                 TENANT:

                                 EQUINIX, INC.,
                                 a Delaware corporation

                                 By:____________________________
                                 Its:___________________________

                                 LANDLORD:

                                 ARE-2425/2400/2450 Garcia Bayshore, LLC, a
                                 Delaware limited liability company

                                 By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a
                                 Delaware limited partnership, sole member

                                 By: ARE-QRS CORP., a Maryland corporation,
                                 general partner

                                 By:_______________________
                                 Its:______________________

                              EXHIBIT E TO LEASE

                             RULES AND REGULATIONS
                             ---------------------

          1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

          2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

          3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

          4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

          5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

          6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

          7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

          8. Tenant shall maintain the Premises free from rodents, insects and other pests.

          9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

          10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

          11. Tenant shall give Landlord prompt notice of any material defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

          12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

          13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

          14. No auction, public or private, will be permitted on the Premises or the Project.

          15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

          16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

          17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

          18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

          19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                              EXHIBIT F TO LEASE


                          TENANT'S PERSONAL PROPERTY
                          --------------------------

                              [Tenant to Provide]

                              EXHIBIT G TO LEASE


                             ESTOPPEL CERTIFICATE
                             --------------------

               THIS TENANT ESTOPPEL CERTIFICATE ("Certificate"), dated as of _________, _________, is executed by __________________("Tenant") in favor of [Buyer], a __________________, together with its nominees, designees and assigns (collectively, "Buyer"), and in favor of together with its nominees, designees and assigns (collectively, "Lender").

                                   RECITALS
                                   --------

               A. Buyer and ("Landlord"), have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of, 20- (the "Purchase Agreement"), whereby Buyer has agreed to purchase, among other things, the improved real property located in the City of , County of, State of, more particularly described on Exhibit A attached to the Purchase Agreement (the "Property").

               B. Tenant and Landlord have entered into that certain Lease Agreement, dated as of _________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), for a portion of the Property.

               C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

               D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate with an understanding that Lender will rely on the representations and agreements below in granting to Buyer a loan.

               NOW, THEREFORE, Tenant certifies, warrants, and represents to Buyer and Lender as follows:

               1.   Lease.  Attached hereto as Exhibit B is a true, correct and
                                               ---------
     complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof:

     ____________________________________________________________
     ____________________________________________________________.
     (If none, please state "None.")

               2. Premises. Pursuant to the Lease, Tenant leases those certain premises (the "Premises") consisting of approximately _________ rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the [non-exclusive] right to use [_________ parking spaces/the parking area] located on the Property during the term of the Lease. [Cross-out the preceding sentence or portions thereof if inapplicable.]

               3. Full Force of Lease. The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect, has not been terminated, and constitutes a legally valid instrument, binding and enforceable against Tenant in accordance with its terms, subject only to applicable limitations imposed by laws relating to bankruptcy and creditor's rights.

               4. Complete Agreement. The Lease constitutes the complete agreement between Landlord and Tenant for the Premises and the Property, and except as modified by the Lease amendments noted above (if any), has not been modified, altered or amended.

               5. Acceptance of Premises. Tenant has accepted possession and is currently occupying the Premises.

               6. Lease Term. The term of the Lease commenced on __________ and ends on __________, subject to the following options to extend:
     _______________________________________________________. (If none, please state "None.")

               7. Purchase Rights. Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of the Premises or all or any portion of, or interest in, the Property, except as follows: ___________________________________________
     _______________________. (If none, please state "None.")

               8. Rights of Tenant. Except as expressly stated in this Certificate, Tenant:

                    (a)  has no right to renew or extend the term of the Lease;

                    (b) has no option or other right to purchase all or any part of the Premises or all or any part of the Property;

                    (c) has no right, title, or interest in the Premises, other than as Tenant under the Lease.

               9.   Rent.

                    (a) The obligation to pay rent under the Lease commenced on __________. The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

                    (b) Tenant is currently paying base rent under the Lease in the amount of $__________ per month. Tenant has not received and is not presently entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows:
     _____________________________________________________. (If none, please state "None.")

                    (c) Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and overhead expenses is _____% and is currently being paid at the rate of $__________ per month, payable to: __________________________________________________.

               (d) There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Premises, nor is there a state of facts which with the passage of time or the giving of notice or both could ripen into a default on the part of Tenant, or to the best knowledge of Tenant, could ripen into a default on the part of Landlord under the Lease, except as follows: _____________________________ ________________________________. (If none, please state "None.")

               10. Security Deposit. The amount of Tenant's security deposit held by Landlord under the Lease is $__________.

               11. Prepaid Rent. The amount of prepaid rent, separate from the security deposit, is covering the period from to _____ to _____.

               12. Insurance. All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

               13. Pending Actions. There is not pending or, to the knowledge of Tenant, threatened against or contemplated by the Tenant, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.

               14. Tenant Improvements. As of the date of this Certificate, to the best of Tenant's knowledge, Landlord has performed all obligations required of Landlord pursuant to the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Landlord, except as follows: _____________________________________________
     ________________________. (If none, please state "None.")

               15. Assignments by Landlord. Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord. Tenant hereby consents to an assignment of the Lease and rents to be executed by Landlord to Buyer or Lender in connection with the Loan and acknowledges that said assignment does not violate the provisions of the Lease. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Buyer or Lender solely as security for the purposes specified in said assignment and Buyer or Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Buyer or Lender shall specifically undertake such liability in writing. Tenant agrees that upon receipt of a written notice from Buyer or Lender of a default by Landlord under the Loan, Tenant will thereafter pay rent to Buyer or Lender in accordance with the terms of the Lease.

               16. Assignments by Tenant. Tenant has not sublet or assigned the Premises or the Lease or any portion thereof to any sublessee or assignee except as follows: ___________________________________________________. No
     one except Tenant and its employees will occupy the Premises except as described in the preceding sentence hereof. The address for notices to be sent to Tenant is as set forth in the Lease.

               17. Environmental Matters. The operation and use of the Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating for the Permitted Use, as defined in the Lease, or otherwise used in accordance with all applicable laws.

               18. Succession of Interest. Tenant agrees that, in the event Buyer or Lender succeeds to the interest of Landlord under the Lease:

                    (a) Buyer or Lender shall not be liable for any act or omission of any prior landlord (including Landlord);

                    (b) Buyer or Lender shall not be liable for the return of any security deposit;

                    (c) Buyer or Lender shall not be bound by any rent or additional rent which Tenant might have prepaid under the Lease for more than the current month;

                    (d) Buyer or Lender shall not be bound by any amendments or modifications of the Lease made without prior consent of Buyer or Lender;

                    (e) Buyer or Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or.

                    (f) Buyer or Lender shall not be liable under the Lease to Tenant for the performance of Landlord's obligations under the Lease beyond Buyer or Lender's interest in the Property.

               19. Notice of Default. Tenant agrees to give Buyer and Lender a copy of any notice of default under the Lease served upon Landlord at the same time as such notice is given to Landlord. Tenant further agrees that if Landlord shall fail to cure such default within the applicable grace period, if any, provided in the Lease, then Buyer or Lender shall have an additional 60 days within which to cure such default, or if such default cannot be cured within such 60-day period, such 60-day period shall be extended so long as Buyer or Lender has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure, in which event the Lease shall not be terminated while such remedies are being pursued.

               20. Notification by Tenant. From the date of this Certificate and continuing until __________, Tenant agrees to immediately notify Buyer and Lender, in writing by registered or certified mail, return receipt requested, at the following addresses, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

               If To Buyer:     __________________
                                __________________
                                __________________
                                __________________

               With A Copy To:  __________________
                                __________________
                                __________________
                                __________________

               If To Lender:    __________________
                                __________________
                                __________________
                                __________________


               Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer and lender in agreeing to purchase the Property.

               Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.


     TENANT:                            _____________________,
                                        a____________________


                                        By: _________________
                                            Name:____________
                                            Its:_____________

                       EXHIBIT A TO ESTOPPEL CERTIFICATE

                               Legal Description
                               -----------------

                       EXHIBIT B TO ESTOPPEL CERTIFICATE

                                 Copy of Lease
                                 -------------

                              EXHIBIT H TO LEASE

                      SUBORDINATION, NON-DISTURBANCE AND
                      ----------------------------------
                             ATTORNMENT AGREEMENT
                             --------------------

               THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT is made and entered into as of __________ ___, _____ ("Agreement"), by and between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation together with its nominees, designees and assigns (collectively, "Landlord"), ____________________, a __________________ ("Tenant"), and
     ____________________, a __________ ("Mortgagee").

               WHEREAS, Mortgagee is making a loan to Landlord and others evidenced by a certain promissory note ("Note"), and secured by, among other things, a deed of trust/mortgage to be recorded prior hereto in the public records of the City of _________, County of _________, State of __________ ("Mortgage") constituting a lien upon the real property described in Exhibit A hereto (the "Real Property"); and
                  ---------

               WHEREAS, ______________________________ and Tenant have entered into a Lease Agreement dated as of ____________________ __, _____ ("Lease"), for certain leased premises encompassing
     _______________________________________ located in __________, containing approximately ____________________ net square feet (hereinafter collectively referred to as "Premises"); and

               WHEREAS, the Lease is subordinate to the Mortgage and to the right, title, and interests of Mortgagee thereto and thereunder; and

               WHEREAS, Mortgagee wishes to obtain from Tenant certain assurances that Tenant will attorn to Mortgagee in the event of a foreclosure by Mortgagee or the exercise of other rights under the Mortgage; and

               WHEREAS, Tenant wishes to obtain from Mortgagee certain assurances that Tenant's possession of the Premises will not, subject to the terms and conditions of this Agreement, be disturbed by reason of a foreclosure of the lien of the Mortgage on the Real Property; and

               WHEREAS, Tenant and Mortgagee are both willing to provide such assurances to each other upon and subject to the terms and conditions of this Agreement.

               NOW, THEREFORE, in consideration of the above, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

               1. Affirmation. Tenant hereby agrees that the Lease now is and shall be subject and subordinate in all respects to the Mortgage and to all renewals, modifications and extensions thereof until such time that the Mortgage is released, satisfied or otherwise discharged, subject to the terms and conditions of this Agreement. Landlord and Tenant hereby affirm that the Lease is in full force and effect and that the Lease has not been modified or amended except as follows: ___________________________ __________________________. Mortgagee hereby confirms that it is the holder of the Note and the beneficiary of the Mortgage and has full power and authority to enter into this Agreement.

               2.   Attornment and Non-Disturbance.

                    (a) So long as Tenant is not in default under the Lease (beyond Tenant's receipt of notice from Landlord and any grace period granted Tenant under the Lease to cure such default) as would entitle the Landlord to terminate the Lease or would cause without any further action of the Landlord, the termination of the Lease or would entitle the Landlord to dispossess Tenant thereunder then Mortgagee agrees with Tenant that in the event the interest of Landlord shall be acquired by Mortgagee or in the event Mortgagee comes into possession of or acquires title to the Real Property by reason of foreclosure or foreclosure sale or the enforcement of the Mortgage or the Note or other obligation secured thereby or by a conveyance in lieu thereof, or as a result of any other means then:

                    (i) Subject to the provisions of this Agreement, Tenant's occupancy and possession of the Premises and Tenant's rights and privileges under the Lease or any extensions, modifications or renewals thereof or substitutions therefor (in accordance with the Lease and the Mortgage) shall not be disturbed, diminished or interfered with by Mortgagee during the term of the Lease (or any extensions or renewals thereof provided for in the Lease);

                    (ii) Mortgagee will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Mortgage; and

                    (iii) The Lease shall continue in full force and effect and shall not be terminated except in accordance with the terms of the Lease.

               (b) Tenant shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining (and any extensions or renewals thereof which may be effected in accordance with any option contained in the Lease) with the same force and effect as if Mortgagee were the landlord under the Lease, and Tenant does hereby agree to attorn to Mortgagee as its landlord, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon Mortgagee's succeeding to the interest of Landlord under the Lease. Upon request of Lender, Tenant shall execute and deliver to Lender an agreement reaffirming such attornment.

               (c) If the Mortgage is foreclosed and any party ("Purchaser") other than Mortgagee purchases the Premises and succeeds to the interest of Landlord under the Lease, Tenant shall likewise be bound to Purchaser and Tenant hereby covenants and agrees to attorn to Purchaser in accordance with all of the provisions of this Agreement; provided, however, that
                                                   --------  -------
     Purchaser shall have transmitted to Tenant a written document in recordable form, whereby

Purchaser agrees to recognize Tenant as its lessee under the Lease and agrees to be directly bound to Tenant for the performance and observance of all the terms and conditions of the Lease required to be performed or observed by Landlord thereunder, subject to and in accordance with the terms of this Agreement.

          (d) Mortgagee agrees that if Mortgagee shall succeed to the interest of Landlord under the Lease as above provided, Mortgagee shall be bound to Tenant under all of the terms, covenants, and conditions of the Lease, and Tenant shall, from and after Mortgagee's succession to the interest of Landlord under the Lease, have the same remedies against Mortgagee that Tenant might have had under the Lease against Landlord if Mortgagee had not succeeded to the interest of Landlord; provided, however, that Mortgagee (and Purchaser, as the
                      --------  -------
case may be) shall not be:

               (i) liable for any act or omission of any prior lessor (including Landlord) occurring prior to the date that Mortgagee or Purchaser acquired title to the Premises;

               (ii) subject to any offsets, counterclaims or defenses which Tenant might have against any prior lessor (including Landlord);

               (iii) bound by any previous payment of rent or additional rent for a period greater than 1 month unless such prepayment shall have been consented to in writing by Mortgagee;

               (iv) bound by any amendment or modification of the Lease made prior to the date Mortgagee or Purchaser succeeds to the interest of Landlord without Mortgagee's written consent;

               (v) liable to Tenant for any loss of business or any other indirect or consequential damages from whatever cause; provided, however,
                                                            --------  -------
     no inference shall be drawn from this clause (v) that Tenant would otherwise be entitled (or not entitled) to recover for loss of business or any other indirect or consequential damages; or

               (vi) liable for the return of any security deposit unless such deposit has been paid over to the Mortgagee.

          The foregoing shall not be construed to modify or limit any right Tenant may have at law or in equity against Landlord or any other prior owner of the Real Property.

          3. Notices. All notices required or permitted to be given pursuant to this Agreement shall be in writing and shall be sent postage prepaid, by certified mail, return receipt requested or other nationally utilized overnight delivery service. All notices shall be deemed delivered when received or refused. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand or request sent. Any such notice if given to Tenant shall be addressed as follows:

                          __________________________
                          __________________________
                          __________________________
                          __________________________

          if given to Landlord shall be addressed as follows:

                    c/o Alexandria Real Estate Equities, Inc.
                    135 N. Los Robles Avenue
                    Suite 250
                    Pasadena, California  91101
                    Attention:  General Counsel

          if given to Mortgagee shall be addressed as follows:


                          __________________________
                          __________________________
                          __________________________
                          __________________________


          4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The words "foreclosure" and "foreclosure sale" as used herein shall be deemed to also include the acquisition of Landlord's estate in the Real Property by voluntary deed, assignment or other conveyance or transfer in lieu of foreclosure.

          5. Modifications to Lease. Tenant shall not modify or amend the Lease or terminate the same without Mortgagee's prior written consent. If Mortgagee fails to provide Tenant with a written approval of the proposed modification, amendment or termination within 10 business days after notice to Mortgagee of such proposal, then Mortgagee shall be deemed to have rejected such proposal.

          6.  Additional Agreements.  Tenant agrees that:

              (a) it shall give Mortgagee copies of all notices of default and requests for approval or consent by Landlord that Tenant gives to Landlord pursuant to the Lease in the same manner as they are given to Landlord and no such notice or other communication shall be deemed to be effective until a copy is given to Mortgagee;

              (b) whenever any consent or approval by Landlord is required to be obtained by Tenant or is requested by Tenant such consent or approval shall not be effective until it is also confirmed by or obtained from Mortgagee, provided that Mortgagee shall respond within 30 days after Mortgagee's receipt of Tenant's request and failure of Mortgagee to respond in such time period shall be deemed to be a denial of such consent or approval;

              (c) in all provisions of the Lease where Landlord is indemnified, the reference to Landlord as an indemnitee shall be deemed to include Mortgagee and any Purchaser and such agreement of indemnification shall survive the repayment of the loan secured by the Mortgage and, to the extent provided in the Lease, the expiration or termination of the Lease;

              (d) Tenant shall name Mortgagee and any Purchaser as additional insureds and loss payees, as applicable and appropriate, on all insurance policies required by the Lease;

              (e) this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement by Mortgagee, and if there are inconsistencies between the terms and provisions of this Agreement and the terms and provisions of the Lease dealing with non-disturbance by Mortgagee, the terms and provisions hereof shall be controlling; and

              (f) Mortgagee shall have no liability under the Lease until Mortgagee succeeds to the rights of the Landlord under the Lease, and then only during such period as Mortgagee is the landlord. At all times during which Mortgagee is liable under the Lease, Mortgagee's liability shall be limited to Mortgagee's interest in the Real Property.

          7. Mortgagee Cure Rights. If Landlord shall have failed to cure any default within the time period provided for in the Lease (including any applicable notice and grace periods) and Tenant exercises any right to terminate the Lease, Mortgagee, shall have an additional 30 days within which to cure such default, or if such default cannot by the exercise of reasonable efforts by Mortgagee be cured within such period, then such additional time as may be reasonable necessary to effect such a cure (including, if necessary, sufficient time to complete foreclosure proceedings) provided that Mortgagee shall commence and thereafter diligently pursue remedies to cure such default. The Lease shall not be terminated (i) while such remedies are being diligently pursued or (ii) based upon a default which is personal to Landlord and therefore not susceptible to cure by Mortgagee or which requires possession of the Premises to cure. Mortgagee shall in no event be obligated to cure any such default by Landlord unless it forecloses. Nothing in this Section 7 shall affect any of Tenant's
                                      ---------
termination rights under the Lease due to casualty or condemnation.

          8. Direction to Pay. Landlord hereby directs Tenant and Tenant agrees to make all payments of amounts owed by Tenant under the Lease directly to Mortgagee from and after receipt by Tenant of notice from Mortgagee directing Tenant to make such payments to Mortgagee. (As between Landlord and Mortgagee, the foregoing provision shall not be construed to modify any rights of Landlord under or any provisions of the Mortgage or any other instrument securing the
Note).

          9. Conditional Assignment. With reference to any assignment by Landlord of landlord's interest in the Lease, or the rents payable thereunder, conditional in nature or otherwise, which assignment is made to Mortgagee, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by Mortgagee shall never be treated as an assumption by Mortgagee of any of the obligations of Landlord under the Lease unless and until Mortgagee shall have succeeded to the interest of Landlord. The foregoing sentence shall not affect any of Tenant's rights against Landlord under the Lease.


                           [Signatures on next page]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be properly executed by their duly authorized representatives as of the date first above written.

TENANT:                      /s/ Philip J. Koen
                            ___________________________,


                            a__________________________


                            By:  Philip J. Koen
                                 _______________________

                            Its:  CFO
                                 ______________________

LANDLORD:                   [INSERT APPROPRIATE SIGNATURE BLOCK]


MORTGAGEE:                   /s/ [SIGNATURE ILLEGIBLE]
                            ___________________________
                            a


                            By:________________________
                            Name: _____________________
                            Its: ______________________

                      EXHIBIT A TO SUBORDINATION AGREEMENT

                               Legal Description

                                 March 20, 2000



Equinix, Inc.
901 Marshall Street
Redwood, City, CA 94063
Attention:  Mr. Philip Koen

     Re:  2425 Bayshore Parkway
          ARE/Equinix

Gentlemen:

          Reference is hereby made to that certain Lease Agreement (the "Lease") dated as of March 20, 2000, by and between ARE-2425/2400/2450 Garcia
Bayshore LLC, a Delaware limited liability company ("Landlord"), and EQUINIX, INC., a Delaware corporation ("Tenant"). Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

          As you and we have teamed, the floor tile mastic in portions of the Premises contains nonfriable asbestos containing materials ("ACM"). Unless the floor tiles are removed or otherwise disturbed, our principal obligation with respect to this ACM would be the preparation of an Asbestos Operation and Maintenance Plan, which would primarily address the procedures to be used in connection with the replacement of loose floor tiles.

          However, you may, in connection with the proposed demolition of the existing interior improvements and the construction of your new space, elect to remove some or all of the floor tiles and may trigger ACM abatement costs which we would not otherwise have to bear. The allocation of these costs is, however, not clearly set forth in the Lease or the Work Letter.

          As a result, we wanted to clarify the Lease and the Work Letter as follows: Landlord shall not be obligated to bear all or any portion of any ACM abatement costs incurred as a result of the removal of the existing floor tiles or any other demolition or construction work done by Tenant in connection with the reconfiguration of the Premises as contemplated in the Work Letter or otherwise, other than the Tenant Improvement Allowance provided under the Work Letter.

          If Tenant does remove such floor tiles and mastic or performs any other ACM abatement in connection with the reconfiguration of the Premises as contemplated in the Work Letter or otherwise ("ACM Work"), Landlord covenants and agrees that Landlord shall execute appropriate bills of lading, disposal applications and forms, abatement notices and hazardous waste manifests prepared by or for Tenant's Abatement Contractor (hereinafter defined) identifying Landlord as the owner and generator of waste ACM generated as a result of such ACM Work ("Waste ACM") provided the following conditions are satisfied: (a) prior to commencing any ACM Work, Tenant shall provide Landlord with reasonable satisfactory evidence that (i) Tenant has retained a reputable, qualified and appropriately licensed and certified asbestos abatement contractor ("Abatement Contractor") to (1) perform the removal and abatement of ACM in compliance with all applicable Legal Requirements, (2) perform any air monitoring required in connection therewith in compliance with all applicable Legal Requirements, (3) transport and dispose of Waste ACM to the Altamont Landfill in Contra Costa County, California (the "Landfill") in compliance with all applicable Legal Requirements, and (4) prepare satisfactory documentation evidencing such ACM abatement (collectively, (1) through (4) being hereinafter referred to as the "Abatement"), (ii) Tenant has provided Landlord with a document reasonably satisfactory to Landlord duly executed by Tenant, which states that Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions, claims, cost, damage, fees (including reasonable attorneys' fees and costs), fines, expenses, liabilities or losses arising or in any way connected with the Abatement (other than the owner and waste generator liability of Landlord associated with the Waste ACM assuming proper disposal of the Waste ACM at the Landfill); (iii) the Abatement Contractor has designed the Abatement to reasonably minimize the amount of Waste ACM generated; and (iv) the Abatement Contractor has delivered to Landlord certificates of insurance evidencing insurance complying with Landlord's requirements, naming Landlord as an additional insured and containing appropriate waivers of subrogation; (b) Landlord is given at least 72 hours prior written notice of the time and date the Abatement is planned to take place; (c) Tenant or the Abatement Contractor obtain all appropriate permits required and make all appropriate filings or notifications required in connection with the Abatement to comply with all applicable Legal Requirements; and (d) within 30 days after the Abatement is completed, the Abatement Contractor performing such Abatement delivers to Landlord a final Abatement report in form and substance reasonably satisfactory to Landlord for Landlord's records containing copies of air monitoring data, filed notices, permits, applications, bills of lading and hazardous waste manifests.

          In addition and on an unrelated matter, we hereby confirm our understanding that the phrase "removable personal property" as used in Section 15 of the Lease is intended to encompass all property included within the definition of "Tenant's Property" in Section 12 of the Lease.

          If the foregoing is acceptable to you, please execute and return a copy of this letter with the fully executed Lease.

                         Sincerely,

                         ARE-2425/2400/2450 Garcia Bayshore, LLC, a Delaware limited liability company

                         By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
                             a Delaware limited partnership, sole member



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

                             By: ARE-QRS CORP., a Maryland corporation,
                                 general partner

                                 By: ________________________
                                 Its: _______________________

          Agreed and accepted this _____th day of March, 2000.


                         EQUINIX, INC.,
                         a Delaware corporation


                         By: ________________________________
                         Its: _______________________________

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